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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Executive Risk Inc. Performance Share Plan and the Executive Risk Inc. Stock Incentive Plan of our reports dated February 4, 1998, with respect to the consolidated financial statements of Executive Risk Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

Stamford, Connecticut
May 7, 1998